Exhibit 10.05i




                                         Date:  August 3, 1995





Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company) and Robert J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to the resolutions adopted by the Board of Directors on July 27, 1995, which resolutions, among other things, granted to the President and any Senior Vice President of the Company the authority to: (1) amend any or all of the benefit plans of the Company insofar as they relate to employees of the Missouri Natural Gas Division of the Company (the "Missouri Natural Gas Division") to reflect the benefits to be afforded under such plans to members of the new bargaining unit at the Missouri Natural Gas Division under the new collective bargaining agreement effective July 15, 1995 between the Missouri Natural Gas Division and the Oil, Chemical and Atomic Workers Union, Local Union No. 5-884; and (2) execute any and all documents effectuating, implementing and/or evidencing any and all such plan amendments; do hereby amend The Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendments to be effectuated and evidenced by our signatures on said amendments.



























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                  AMENDMENTS TO THE LACLEDE GAS COMPANY
                      SALARY DEFERRAL SAVINGS PLAN
                 -------------------------------------


1. The first unnumbered paragraph of Section 10.5 is hereby amended effective April 15, 1989, to read as follows:

    "If an Employee who participates in this Plan becomes a "Contract Employee" (as hereinafter defined) eligible to participate in the Laclede Gas Company Wage Deferral Savings Plan (the "Wage Deferral Savings Plan"), such Employee's Account in this Salary Deferral Savings Plan, including any unpaid loan balances, shall be transferred to the Wage Deferral Savings Plan, and such Employee shall thereupon cease to participate in this Salary Deferral Savings Plan. Such transfer shall be effective on the first day of the calendar month following the effective date on which such Employee becomes a Contract Employee, and such transfer shall be subject to the terms, conditions and provisions of the Wage Deferral Savings Plan."

2. A new unnumbered paragraph is hereby added after the first unnumbered paragraph of Section 10.5, effective July 15, 1995, to read as follows:

    "If an Employee who participates in this Plan becomes a "Contract Employee" (as hereinafter defined) eligible to participate in the Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan (the "MoNat Dual Savings Plan"), such Employee's Salary Deferral and Matching Contributions in this Salary Deferral Savings Plan, including any unpaid loan balances, shall be transferred to the Pre-Tax Deposit and Pre-Tax Match Accounts, respectively, of the MoNat Dual Savings Plan, and such Employee shall thereupon cease to participate in this Salary Deferral Savings Plan. Such transfer shall be subject to the terms, conditions and provisions of the MoNat Dual Savings Plan, except that the Contract Employee shall be vested in his Accounts in the MoNat Dual Savings Plan in the same amount and in the same manner as if his funds had been on deposit in the Salary Deferral Savings Plan from the original date of contribution."

                                      ROBERT C. JAUDES
                                      -------------------------------
                                      Title:  Chairman, President and
                                              Chief Executive Officer

                                      ROBERT J. CARROLL
                                      -------------------------------
                                      Title:  Senior Vice President -
                                              Finance






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